BioLog 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biolog, Inc. (the “Company”) on Form 10-Q for the six months ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Amanda Godin, President of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 21, 2010	/s/ Amanda Godin
Name: Amanda Godin Title: President Chief Executive Officer and Principal Executive Officer